EXHIBIT 99.1

Earnings Press Release dated July 16, 2009

Exhibit 99.1

INVESTOR CONTACT:	Jared Shaw
Investor Relations
203.338.4130
jared.shaw@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
brent.digiorgio@peoples.com

FOR IMMEDIATE RELEASE

JULY 16, 2009

PEOPLE’S UNITED FINANCIAL REPORTS SECOND QUARTER

EARNINGS OF $27 MILLION OR $0.08 PER SHARE

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $27.4 million, or $0.08 per share, for the second quarter of 2009, compared to $26.7 million, or $0.08 per share, for the first quarter of 2009, and $43.0 million, or $0.13 per share, for the second quarter of 2008. Second quarter 2009 earnings reflect continued margin pressure associated with the historically low interest rate environment and the company’s asset sensitive balance sheet, and security gains that served to offset an FDIC special assessment charge.

For the second quarter of 2009, return on average tangible assets was 0.57 percent and return on average tangible stockholders’ equity was 3.0 percent, compared to 0.57 percent and 2.9 percent, respectively, for the first quarter of 2009. At June 30, 2009, People’s United Financial’s tangible equity ratio stood at 18.7 percent.

The Board of Directors of People’s United Financial declared a $0.1525 per share quarterly dividend, payable August 15, 2009 to shareholders of record on August 1, 2009. Based on the closing stock price on July 15, 2009, the dividend yield on People’s United Financial common stock is 3.9 percent.

“Our second quarter performance reflects continued growth in our core commercial and home equity loan portfolios and deposits during a difficult economic environment, specifically as it relates to the current level of interest rates and our asset-sensitive balance sheet,” stated Philip R. Sherringham, President and Chief Executive Officer. “However, the pillars of our financial position – strong asset quality and prudent management of our excess capital – have served us well in these challenging times. Modest levels of net loan charge-offs and nine percent year-over-year growth in our core lending portfolios continue to differentiate us from most in the banking sector. Despite an increase in non-performing assets during the quarter as the economy continued to show signs of weakness, we still believe that any potential losses attributable to those assets will be limited.”

— more —

People’s United Financial, Inc. Reports 2Q Earnings

Sherringham added, “While we are well-positioned to benefit from future increases in interest rates given our asset-sensitivity, the current rate environment continues to pressure our net interest margin. Our strategic focus remains on expansion through opportunistic acquisitions even as we continue to pursue organic growth throughout our franchise. The strength of our capital and liquidity, asset quality and earnings, as well as the fact that our balance sheet continues to be funded almost entirely by deposits and stockholders’ equity, are features that set us apart from most in the industry.”

Sherringham continued, “We believe one important catalyst for growth is our ability to enhance the customer experience. With this in mind, we were very pleased to announce in May that J.D. Power and Associates ranked People’s United Bank ‘Highest Customer Satisfaction with Retail Banking in the New England Region.’ This recognition underscores our long-term commitment to our customers. Our continued core business growth in these challenging times is, of course, the most tangible indication of our customers’ satisfaction.”

“Significant drivers of the company’s performance this quarter were loan growth across our strategic lending businesses, continued low levels of net loan charge-offs, improved fee income, and expense control, partially offset by continued margin pressure and our decision to increase the allowance for loan losses,” said Paul D. Burner, Senior Executive Vice President and Chief Financial Officer. “Compared to the first quarter of 2009, average commercial banking loans, excluding shared national credits, increased $125 million, or 6 percent annualized, while our home equity loan portfolio increased $20 million, or 4 percent annualized.”

Burner continued, “In addition, during the second quarter, mortgage-backed securities with a book value of $723 million were sold, with a portion of the proceeds reinvested in mortgage-backed securities with longer maturities and substantially-equivalent yields. This investment portfolio repositioning, which was undertaken to mitigate prepayment risk, generated security gains totaling $12.0 million. Total non-interest expense, adjusted for the FDIC special assessment charge in the second quarter and one-time charges in the first quarter, increased a modest $1.5 million during the period. The 13 basis point decline in the net interest margin was primarily attributable to an increase of $540 million, or 15 percent annualized, in average deposits during the second quarter that were invested in federal funds at 25 basis points.”

Commenting on asset quality, Burner stated, “As previously disclosed, a single shared national credit accounted for $17 million, or 40 percent, of the increase in non-performing loans this quarter. Another $9.1 million, or 22 percent, of the increase was attributable to the residential mortgage portfolio, which is a reflection of higher levels of unemployment across our franchise, while $7.5 million, or 18 percent, of the increase was noted within the equipment financing portfolio, reflecting broader economic weakness. Notwithstanding the increase in non-performing assets, our continued low level of net loan charge-offs in this current economic environment is a testament to our disciplined underwriting standards.”

Second quarter net loan charge-offs totaled $6.0 million compared to $6.4 million in the first quarter of 2009. Net loan charge-offs as a percent of average loans on an annualized basis were 0.16 percent in the second quarter of 2009 compared to 0.18 percent in this year’s first quarter. The provision for loan losses in the second quarter of 2009 reflects an $8.0 million increase in the allowance for loan losses to $167.0 million at June 30, 2009.

— more —

People’s United Financial, Inc. Reports 2Q Earnings

At June 30, 2009, non-performing loans totaled $168.0 million and the ratio of non-performing loans to total loans was 1.15 percent, compared to $126.1 million and 0.86 percent, respectively, at March 31, 2009. Non-performing assets totaled $182.0 million at June 30, 2009, a $40.0 million increase from March 31, 2009. Non-performing assets equaled 1.25 percent of total loans, REO and repossessed assets at June 30, 2009 compared to 0.97 percent at March 31, 2009. At June 30, 2009, the allowance for loan losses as a percentage of total loans was 1.15 percent and as a percentage of non-performing loans was 99 percent, compared to 1.09 percent and 126 percent, respectively, at March 31, 2009.

Conference Call

On July 17, 2009, at 11 a.m., Eastern Time, People’s United Financial will host a conference call discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency ratio. Management believes this non-GAAP financial measure provides information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio is used by management in its assessment of financial performance specifically as it relates to non-interest expense control.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles and fair value adjustments, losses on real estate assets and nonrecurring expenses) to net interest income on a fully taxable equivalent basis (excluding fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income). People’s United Financial generally considers an item of income or expense to be nonrecurring if it not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

— more —

People’s United Financial, Inc. Reports 2Q Earnings

2Q 2009 Financial Highlights

Summary

•	Net income totaled $27.4 million, or $0.08 per share.
•	Net interest income on a fully taxable equivalent basis totaled $142.1 million.
•	Net interest margin decreased 13 basis points from 1Q09 to 3.12%.
•	Average investments, excluding mortgage-backed securities, totaled $2.9 billion, or 16% of average earning assets, and yielded 0.27% in 2Q09.
•	Average deposits increased $540 million, or 15% annualized, from 1Q09.
•	Provision for loan losses totaled $14.0 million.
•	Net loan charge-offs totaled $6.0 million in 2Q09 compared to $6.4 million in 1Q09.
•	The allowance for loan losses was increased by $8.0 million in 2Q09 from 1Q09 levels.
•	Non-interest income, excluding net security gains, totaled $73.0 million in 2Q09 compared to $66.8 million in 1Q09.
•	Bank service charges increased $2.5 million from 1Q09.
•	Gains on sales of residential mortgage loans increased $1.9 million from 1Q09.
•	Net security gains totaled $12.0 million in 2Q09 and $5.4 million in 1Q09.
•	Non-interest expense, excluding an FDIC special assessment charge and one-time charges, totaled $164.7 million in 2Q09 compared to $163.2 million in 1Q09.
•	FDIC special assessment charge in 2Q09 totaled $8.4 million.
•	One-time charges in 1Q09 totaled $4.4 million.
•	Effective income tax rate was 30.0% in 2Q09 and 31.2% in the first six months of 2009.

Commercial Banking

•	Average commercial banking loans, excluding shared national credits, increased $125 million, or 6% annualized, from 1Q09 to $8.7 billion.
•	Shared national credits totaled $617.3 million at June 30, 2009, a $55.0 million decrease from March 31, 2009.
•	Non-performing commercial banking assets totaled $122.5 million at June 30, 2009, a $32.6 million increase from March 31, 2009.
•	The ratio of non-performing commercial banking loans to total commercial banking loans was 1.21% at June 30, 2009 compared to 0.85% at March 31, 2009.
•	Net loan charge-offs totaled $3.3 million, or 0.15% annualized, of average commercial banking loans in 2Q09, compared to $3.7 million, or 0.16% annualized, in 1Q09.

Retail & Small Business Banking

•

Average residential mortgage loans totaled $3.0 billion, a $157 million decrease (excluding loans held for sale) from 1Q09, reflecting People’s United Financial’s strategy to sell essentially all newly-originated loans.

•	Average home equity loans increased $20 million, or 4% annualized, from 1Q09 to $2.0 billion.
•	Average indirect auto loans totaled $0.2 billion, unchanged from 1Q09.
•	Home equity net loan charge-offs totaled $0.6 million, or 0.13% annualized, of average home equity loans.
•	Indirect auto net loan charge-offs totaled $0.7 million, or 1.14% annualized, of average indirect auto loans.

— more —

People’s United Financial, Inc. Reports 2Q Earnings

Wealth Management

•	Investment management fees increased $1.1 million from 1Q09, primarily reflecting the increase in assets under custody and management resulting from the improvement in the equity markets.
•	Insurance revenue declined $1.5 million from 1Q09, reflecting the combination of the seasonal nature of insurance renewals and a continued soft insurance market resulting from the contracting economy.
•	Assets under custody and management, which are not reported as assets of People’s United Financial, totaled $9.4 billion at June 30, 2009 compared to $9.2 billion at March 31, 2009.

People’s United Financial, a diversified financial services company with $21 billion in assets, provides commercial banking, retail and small business banking, and wealth management services through a network of nearly 300 branches in Connecticut, Vermont, New Hampshire, Maine, Massachusetts and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

###

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; and (10) the successful completion of the integration of Chittenden Corporation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
Operating Data:
Net interest income	$141.2	$142.8	$153.3	$159.8	$157.0
Provision for loan losses	14.0	7.9	8.7	6.8	2.4
Non-interest income (1)	85.0	72.2	73.7	74.2	73.4
Non-interest expense (2)	173.1	167.6	165.5	158.7	162.9
Income before income tax expense	39.1	39.5	52.8	68.5	65.1
Net income	27.4	26.7	35.4	46.0	43.0

Selected Statistical Data:
Net interest margin (3)	3.12%	3.25%	3.55%	3.71%	3.56%
Return on average assets (3)	0.53	0.53	0.71	0.92	0.84
Return on average tangible assets (3)	0.57	0.57	0.76	0.99	0.91
Return on average stockholders’ equity (3)	2.1	2.1	2.7	3.5	3.3
Return on average tangible stockholders’ equity (3)	3.0	2.9	3.8	5.0	4.7
Efficiency ratio	72.3	73.4	69.0	64.9	66.3

Per Common Share Data:
Diluted earnings per share	$0.08	$0.08	$0.11	$0.14	$0.13
Dividends paid per share	0.15	0.15	0.15	0.15	0.15
Dividend payout ratio	186.2%	188.4%	141.8%	108.7%	116.1%
Book value (end of period)	$15.31	$15.39	$15.45	$15.65	$15.63
Tangible book value (end of period)	10.77	10.83	10.87	11.06	11.00
Stock price:
High	18.54	18.18	20.15	21.76	18.52
Low	14.72	15.61	14.75	13.92	15.52
Close (end of period)	15.07	17.97	17.83	19.25	15.60
Average diluted common shares outstanding (in millions)	332.97	332.78	332.33	331.32	330.19

(1)	Includes net security gains of $12.0 million and $5.4 million for the three months ended June 30, 2009 and March 31, 2009, respectively.
(2)	Includes an FDIC special assessment charge of $8.4 million for the three months ended June 30, 2009.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS – Continued

	Six Months Ended
(dollars in millions, except per share data)	June 30, 2009	June 30, 2008
Operating Data:
Net interest income	$284.0	$323.3
Provision for loan losses (1)	21.9	10.7
Non-interest income (2)	157.2	155.7
Non-interest expense (3)	340.7	382.1
Income before income tax expense	78.6	86.2
Net income	54.1	58.1

Selected Statistical Data:
Net interest margin (4)	3.18%	3.61%
Return on average assets (4)	0.53	0.56
Return on average tangible assets (4)	0.57	0.61
Return on average stockholders’ equity (4)	2.1	2.2
Return on average tangible stockholders’ equity (4)	3.0	3.1
Efficiency ratio	72.9	65.6

Per Common Share Data:
Diluted earnings per share	$0.16	$0.18
Dividends paid per share	0.30	0.28
Dividend payout ratio	187.3%	162.2%
Book value (end of period)	$15.31	$15.63
Tangible book value (end of period)	10.77	11.00
Stock price:
High	18.54	18.52
Low	14.72	14.29
Close (end of period)	15.07	15.60
Average diluted common shares outstanding (in millions)	332.87	329.67

(1)	Includes a $4.5 million provision for the six months ended June 30, 2008 to align allowance for loan losses methodologies across the combined organization following the acquisition of Chittenden Corporation.
(2)	Includes net security gains of $17.4 million and $8.3 million for the six months ended June 30, 2009 and 2008, respectively.
(3)	Includes an FDIC special assessment charge of $8.4 million for the six months ended June 30, 2009, and merger-related expenses of $36.5 million and other one-time charges of $14.8 million for the six months ended June 30, 2008.
(4)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS – Continued

	As of and for the Three Months Ended
(dollars in millions)	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
Financial Condition Data:
General:
Total assets	$20,805	$20,681	$20,168	$20,042	$20,392
Loans	14,553	14,648	14,566	14,331	14,366
Short-term investments (1)	3,073	2,756	1,139	2,534	2,265
Securities	491	806	1,902	428	866
Allowance for loan losses	167	159	158	155	152
Goodwill and other acquisition-related intangibles	1,525	1,531	1,536	1,537	1,541
Deposits	15,023	14,846	14,269	14,152	14,532
Borrowings	160	185	188	152	144
Subordinated notes	181	181	181	180	180
Stockholders’ equity	5,137	5,160	5,176	5,239	5,211
Non-performing assets	182	142	94	91	86
Net loan charge-offs	6.0	6.4	5.7	4.0	2.4

Average Balances:
Loans	$14,595	$14,603	$14,371	$14,310	$14,425
Short-term investments (1)	2,816	1,824	1,610	2,325	2,433
Securities	799	1,275	1,393	715	907
Total earning assets	18,210	17,702	17,374	17,350	17,765
Total assets	20,759	20,258	20,057	20,057	20,492
Deposits	14,886	14,346	14,117	14,193	14,613
Total funding liabilities	15,237	14,721	14,479	14,520	14,939
Stockholders’ equity	5,162	5,164	5,230	5,204	5,202

Ratios:
Net loan charge-offs to average loans (annualized)	0.16%	0.18%	0.16%	0.11%	0.07%
Non-performing assets to total loans, REO and repossessed assets	1.25	0.97	0.64	0.64	0.60
Allowance for loan losses to non-performing loans	99.4	126.1	186.8	181.6	182.6
Allowance for loan losses to total loans	1.15	1.09	1.08	1.08	1.06
Average stockholders’ equity to average total assets	24.9	25.5	26.1	25.9	25.4
Stockholders’ equity to total assets	24.7	25.0	25.7	26.1	25.6
Tangible stockholders’ equity to tangible assets	18.7	19.0	19.5	20.0	19.5
Total risk-based capital (2)	13.8	13.5	13.4	16.2	17.8

(1)	Includes securities purchased under agreements to resell.
(2)	Total risk-based capital ratios are for People’s United Bank and, as such, do not reflect the additional capital residing at People’s United Financial, Inc. People’s United Bank’s June 30, 2009 total risk-based capital ratio is preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2009	March 31, 2009	June 30, 2008
Assets
Cash and due from banks	$343.0	$311.2	$585.7
Short-term investments	2,672.8	2,755.7	1,865.1
Total cash and cash equivalents	3,015.8	3,066.9	2,450.8

Securities:
Trading account securities, at fair value	12.2	16.3	29.5
Securities available for sale, at fair value	446.8	757.5	804.2
Securities held to maturity, at amortized cost	0.8	0.8	1.4
Federal Home Loan Bank stock, at cost	31.1	31.1	31.1
Total securities	490.9	805.7	866.2
Securities purchased under agreements to resell	400.0	—	400.0

Loans:
Commercial real estate	5,234.2	5,086.7	4,859.7
Commercial	4,094.6	4,239.2	3,987.3
Residential mortgage	2,950.1	3,060.9	3,491.6
Consumer	2,273.7	2,261.0	2,027.6
Total loans	14,552.6	14,647.8	14,366.2
Less allowance for loan losses	(167.0)	(159.0)	(151.7)
Total loans, net	14,385.6	14,488.8	14,214.5
Goodwill and other acquisition-related intangibles	1,525.3	1,530.6	1,541.3
Premises and equipment	258.2	260.4	267.2
Bank-owned life insurance	233.0	230.3	225.0
Other assets	496.5	298.4	427.4
Total assets	$20,805.3	$20,681.1	$20,392.4

Liabilities
Deposits:
Non-interest-bearing	$3,310.4	$3,238.0	$3,340.3
Savings, interest-bearing checking and money market	6,609.7	6,553.0	6,161.2
Time	5,102.9	5,054.7	5,030.0
Total deposits	15,023.0	14,845.7	14,531.5
Borrowings:
Repurchase agreements	145.5	170.5	109.7
Federal Home Loan Bank advances	14.6	14.8	15.4
Other	—	—	18.7
Total borrowings	160.1	185.3	143.8
Subordinated notes	181.2	180.8	179.8
Other liabilities	304.4	308.9	326.2
Total liabilities	15,668.7	15,520.7	15,181.3

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized; 348.3 million shares, 348.3 million shares and 346.7 million shares issued)	3.5	3.5	3.5
Additional paid-in capital	4,500.6	4,493.9	4,449.7
Retained earnings	974.7	998.8	1,041.8
Treasury stock, at cost (3.3 million shares, 3.3 million shares and 3.3 million shares)	(60.1)	(60.5)	(60.6)
Accumulated other comprehensive loss	(83.3)	(74.7)	(17.3)
Unallocated common stock of Employee Stock Ownership Plan	(198.8)	(200.6)	(206.0)
Total stockholders’ equity	5,136.6	5,160.4	5,211.1
Total liabilities and stockholders’ equity	$20,805.3	$20,681.1	$20,392.4

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
Interest and dividend income:
Commercial real estate	$70.8	$69.0	$73.9	$75.4	$74.7
Commercial	50.6	50.6	54.9	56.6	56.9
Residential mortgage	37.8	40.7	43.2	45.4	48.4
Consumer	24.0	23.9	25.8	27.2	26.8
Total interest on loans	183.2	184.2	197.8	204.6	206.8
Securities	7.2	9.3	8.5	4.8	7.4
Short-term investments	1.6	1.7	6.1	12.5	9.4
Securities purchased under agreements to resell	0.2	—	—	0.5	3.9
Total interest and dividend income	192.2	195.2	212.4	222.4	227.5

Interest expense:
Deposits	46.8	48.2	54.6	58.0	65.8
Borrowings	0.4	0.4	0.7	0.8	0.9
Subordinated notes	3.8	3.8	3.8	3.8	3.8
Total interest expense	51.0	52.4	59.1	62.6	70.5
Net interest income	141.2	142.8	153.3	159.8	157.0
Provision for loan losses	14.0	7.9	8.7	6.8	2.4
Net interest income after provision for loan losses	127.2	134.9	144.6	153.0	154.6

Non-interest income:
Investment management fees	8.6	7.5	9.6	8.9	9.5
Insurance revenue	6.8	8.3	7.3	8.8	8.1
Brokerage commissions	3.2	3.3	3.2	4.1	4.2
Total wealth management income	18.6	19.1	20.1	21.8	21.8
Bank service charges	32.9	30.4	31.5	33.1	32.4
Merchant services income	6.1	5.8	6.6	7.5	7.1
Bank-owned life insurance	2.7	1.6	1.5	2.1	1.7
Net security gains (losses)	12.0	5.4	0.2	(0.2)	(0.2)
Net gains on sales of residential mortgage loans	3.8	1.9	0.8	1.5	2.2
Other non-interest income	8.9	8.0	13.0	8.4	8.4
Total non-interest income	85.0	72.2	73.7	74.2	73.4

Non-interest expense:
Compensation and benefits	86.6	88.7	83.2	85.6	86.7
Occupancy and equipment	26.3	28.0	26.5	26.1	26.1
Professional and outside service fees	11.7	10.7	12.8	11.9	11.8
Regulatory assessment expense	11.0	1.6	1.4	1.5	1.2
Amortization of other acquisition-related intangibles	5.3	5.2	5.5	5.3	5.3
Merchant services expense	5.2	4.9	5.6	6.8	5.9
Other non-interest expense	27.0	28.5	30.5	21.5	25.9
Total non-interest expense	173.1	167.6	165.5	158.7	162.9
Income before income tax expense	39.1	39.5	52.8	68.5	65.1
Income tax expense	11.7	12.8	17.4	22.5	22.1
Net income	$27.4	$26.7	$35.4	$46.0	$43.0

Diluted earnings per common share	$0.08	$0.08	$0.11	0.14	$0.13

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended
(in millions, except per share data)	June 30, 2009	June 30, 2008

Interest and dividend income:
Commercial real estate	$139.8	$152.9
Commercial	101.2	117.5
Residential mortgage	78.5	101.3
Consumer	47.9	57.9
Total interest on loans	367.4	429.6
Securities	16.5	17.5
Short-term investments	3.3	28.3
Securities purchased under agreements to resell	0.2	7.0
Total interest and dividend income	387.4	482.4

Interest expense:
Deposits	95.0	149.5
Borrowings	0.8	2.0
Subordinated notes	7.6	7.6
Total interest expense	103.4	159.1
Net interest income	284.0	323.3
Provision for loan losses	21.9	10.7
Net interest income after provision for loan losses	262.1	312.6

Non-interest income:
Investment management fees	16.1	18.3
Insurance revenue	15.1	17.2
Brokerage commissions	6.5	8.7
Total wealth management	37.7	44.2
Bank service charges	63.3	63.1
Merchant services income	11.9	13.5
Bank-owned life insurance	4.3	4.7
Net security gains	17.4	8.3
Net gains on sales of residential mortgage loans	5.7	4.2
Other non-interest income	16.9	17.7
Total non-interest income	157.2	155.7

Non-interest expense:
Compensation and benefits	175.3	175.8
Occupancy and equipment	54.3	57.7
Professional and outside service fees	22.4	23.3
Regulatory assessment expense	12.6	2.4
Amortization of other acquisition-related intangibles	10.5	10.5
Merchant services expense	10.1	11.5
Merger-related expenses	—	36.5
Other non-interest expense	55.5	64.4
Total non-interest expense	340.7	382.1
Income before income tax expense	78.6	86.2
Income tax expense	24.5	28.1
Net income	54.1	58.1

Diluted earnings per common share	$0.16	$0.18

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2009			March 31, 2009			June 30, 2008
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,543.9	$1.6	0.26%	$1,824.3	$1.7	0.37%	$1,663.1	$9.4	2.25%
Securities purchased under agreements to resell	272.5	0.2	0.23	—	—	—	769.7	3.9	2.05
Securities (2)	798.6	7.2	3.60	1,274.7	9.3	2.94	907.3	7.4	3.25
Loans:
Commercial real estate	5,154.4	70.8	5.49	5.020.5	69.0	5.50	4,798.5	74.7	6.22
Commercial	4,175.7	51.5	4.94	4,210.3	51.5	4.89	4,000.5	57.8	5.78
Residential mortgage	2,988.8	37.8	5.05	3,119.4	40.7	5.22	3,629.3	48.4	5.34
Consumer	2,275.9	24.0	4.22	2,252.7	23.9	4.24	1,997.0	26.8	5.37
Total loans	14,594.8	184.1	5.04	14,602.9	185.1	5.07	14,425.3	207.7	5.76
Total earning assets	18,209.8	$193.1	4.24%	17,701.9	$196.1	4.43%	17,765.4	$228.4	5.14%
Other assets	2,549.5			2,555.6			2,726.8
Total assets	$20,759.3			$20,257.5			$20,492.2

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,192.0	$—	—%	$3,106.1	$—	—%	$3,172.4	$—	—%
Savings, interest-bearing checking and money market	6,600.5	12.1	0.74	6,288.2	12.6	0.80	6,219.5	19.0	1.22
Time	5,093.5	34.7	2.72	4,951.6	35.6	2.88	5,220.6	46.8	3.59
Total deposits	14,886.0	46.8	1.26	14,345.9	48.2	1.34	14,612.5	65.8	1.80
Borrowings:
Repurchase agreements	155.8	0.2	0.43	171.1	0.2	0.46	110.9	0.5	1.71
Federal Home Loan Bank advances	14.6	0.2	5.30	14.9	0.2	5.26	16.0	0.2	5.22
Other	—	—	—	8.7	—	1.94	19.5	0.2	3.93
Total borrowings	170.4	0.4	0.84	194.7	0.4	0.89	146.4	0.9	2.39
Subordinated notes	181.0	3.8	8.36	180.7	3.8	8.37	179.6	3.8	8.42
Total funding liabilities	15,237.4	$51.0	1.34%	14,721.3	$52.4	1.42%	14,938.5	$70.5	1.89%
Other liabilities	359.8			372.6			351.9
Total liabilities	15,597.2			15,093.9			15,290.4
Stockholders’ equity	5,162.1			5,163.6			5,201.8
Total liabilities and stockholders’ equity	$20,759.3			$20,257.5			$20,492.2

Net interest income/spread (3)		$142.1	2.90%		$143.7	3.01%		$157.9	3.25%

Net interest margin			3.12%			3.25%			3.56%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $0.9 million for the three months ended June 30, 2009, March 31, 2009 and June 30, 2008.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2009			June 30, 2008
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$2,186.1	$3.3	0.30%	$1,971.1	$28.3	2.86%
Securities purchased under agreements to resell	137.0	0.2	0.23	578.6	7.0	2.45
Securities (2)	1,035.3	16.5	3.20	963.6	17.5	3.63
Loans:
Commercial real estate	5,087.8	139.8	5.50	4,773.9	152.9	6.40
Commercial	4,192.9	103.0	4.91	3,951.0	119.4	6.05
Residential mortgage	3,053.8	78.5	5.14	3,767.3	101.3	5.38
Consumer	2,264.4	47.9	4.23	1,988.8	57.9	5.82
Total loans	14,598.9	369.2	5.06	14,481.0	431.5	5.96
Total earning assets	17,957.3	$389.2	4.33%	17,994.3	$484.3	5.38%
Other assets	2,552.5			2,698.4
Total assets	$20,509.8			$20,692.7

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,149.3	$—	—%	$3,159.2	$—	—%
Savings, interest-bearing checking and money market	6,445.2	24.7	0.77	6,251.2	43.7	1.40
Time	5,022.9	70.3	2.80	5,371.9	105.8	3.94
Total deposits	14,617.4	95.0	1.30	14,782.3	149.5	2.02
Borrowings:
Repurchase agreements	163.4	0.4	0.44	113.6	1.3	2.17
Federal Home Loan Bank advances	14.8	0.4	5.28	17.2	0.4	5.02
Other	4.3	—	1.95	21.4	0.3	2.70
Total borrowings	182.5	0.8	0.87	152.2	2.0	2.57
Subordinated notes	180.8	7.6	8.37	182.7	7.6	8.28
Total funding liabilities	14,980.7	$103.4	1.38%	15,117.2	$159.1	2.10%
Other liabilities	366.2			367.4
Total liabilities	15,346.9			15,484.6
Stockholders’ equity	5,162.9			5,208.1
Total liabilities and stockholders’ equity	$20,509.8			$20,692.7

Net interest income/spread (3)		$285.8	2.95%		$325.2	3.28%

Net interest margin			3.18%			3.61%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $1.8 million and $1.9 million for the six months ended June 30, 2009 and 2008, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
Non-accrual loans:
Commercial real estate	$75.0	$53.8	$29.8	$29.9	$31.9
Residential mortgage	51.4	42.3	24.2	21.1	18.3
Commercial	21.3	16.3	21.1	23.9	23.4
PCLC	16.5	9.0	5.8	6.9	6.4
Consumer	3.8	4.6	3.3	3.2	3.1
Indirect auto	—	0.1	0.1	0.1	—
Total non-accrual loans (1)	168.0	126.1	84.3	85.1	83.1
Real estate owned (“REO”) and repossessed assets, net	14.0	15.9	9.4	6.3	3.3
Total non-performing assets	$182.0	$142.0	$93.7	$91.4	$86.4

Non-performing loans as a percentage of total loans	1.15%	0.86%	0.58%	0.59%	0.58%
Non-performing assets as a percentage of:
Total loans, REO and repossessed assets	1.25	0.97	0.64	0.64	0.60
Tangible stockholders’ equity and allowance for loan losses	4.82	3.75	2.47	2.37	2.26

(1)    Reported net of government guarantees totaling $7.1 million at June 30, 2009, $7.2 million at March 31, 2009, $6.5 million at December 31, 2008, $6.4 million at September 30, 2008 and $6.6 million at June 30, 2008.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
Balance at beginning of period	$159.0	$157.5	$154.5	$151.7	$151.7
Charge-offs	(6.9)	(6.9)	(6.9)	(5.0)	(3.6)
Recoveries	0.9	0.5	1.2	1.0	1.2
Net loan charge-offs	(6.0)	(6.4)	(5.7)	(4.0)	(2.4)
Provision for loan losses	14.0	7.9	8.7	6.8	2.4
Balance at end of period	$167.0	$159.0	$157.5	$154.5	$151.7
Allowance for loan losses as a percentage of:
Total loans	1.15%	1.09	1.08%	1.08%	1.06%
Non-performing loans	99.4	126.1	186.8	181.6	182.6
NET LOAN CHARGE-OFFS
	Three Months Ended
(dollars in millions)	June 30, 2009	March 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
PCLC	$1.8	$0.8	$0.5	$0.2	$0.1
Consumer	1.2	1.2	0.9	0.6	0.7
Commercial	1.1	1.9	1.2	1.1	0.8
Residential mortgage	0.8	0.5	0.8	0.1	—
Indirect auto	0.7	1.0	0.8	0.8	0.3
Commercial real estate	0.4	1.0	1.5	1.2	0.5
Total	$6.0	$6.4	$5.7	$4.0	$2.4

Net loan charge-offs to average loans (annualized)	0.16%	0.18%	0.16%	0.11%	0.07%